Child, Van Wagoner & Bradshaw, PLLC

Douglas W. Child, CPA
arty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes
Russell E. Anderson, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Desert Hawk Gold Corp.

We hereby consent to the use of our report dated April 7, 2011, except for note 12, which is August 9, 2011, with respect to the consolidated financial statements of Desert Hawk Gold Corporation, as of and for the year ended December 31, 2010 and for the period from May 1, 2009 (inception of exploration stage) to December 31, 2010, in the Annual Report on Form 10-K dated March 23, 2012.

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
March 23, 2012

284 W. Flint Meadow Dr. #D
Kaysville, UT 84037-9590
Telephone 801.927.1337
Facsimile 801.927.1344

296 S. Commerce Dr. #300
(63rd So. @ I-15)
SLC, UT 84107-5370
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F,
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net